                                                                     EXHIBIT 2.3


                                 AMENDMENT NO. 1

                                       to

                          AGREEMENT AND PLAN OF MERGER



         This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is entered into as of July 16, 2003, by and among Berkshire Hathaway Inc. ("Parent"), B Merger Sub Inc. ("Merger Sub") and Clayton Homes, Inc. (the "Company").

         WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger dated as of April 1, 2003 (the "Agreement"); and

         WHEREAS, Parent, Merger Sub and the Company desire to amend the Agreement to provide for certain revisions to Section 5.2 of the Agreement and, in consideration therefor, and for Parent and Merger Sub's agreement that the Company could adjourn the Special Meeting until July 30, 2003 at 11:00 a.m. Eastern Daylight Time, the payment to Parent by the Company in cash of $5,000,000;

         NOW THEREFORE, in consideration of the foregoing and of the agreements contained herein, the parties agree as follows:

         1. Amendment to Section 5.2. Section 5.2 of the Agreement shall be amended by deleting the second proviso thereof and replacing it with the following: "provided further, that the actions described in clauses (A), (B) and
(C) may be taken only on or before May 9, 2003 or during the period from (and including) July 16, 2003 to (and including) July 29, 2003, through 5:00 Eastern Daylight Time on such date."

         2. Adjourned Meeting. It is understood and agreed that Parent and Merger Sub have waived compliance with Sections 1.5(a)(i) and 1.5(a)(ii)(B) of the Agreement to permit the Company to adjourn the Special Meeting, and to delay consideration of and action by its stockholders on the Agreement, until July 30, 2003 at 11:00 a.m. Eastern Daylight Time, but that no further adjournment of the Special Meeting has been agreed to by Parent or Merger Sub.

         3. Fee. In consideration of the agreement by Parent and Merger Sub to
(i) the amendment to the Agreement specified in paragraph 1 above, and (ii) the adjournment by the Company of the Special Meeting until July 30, 2003 at 11:00 a.m. Eastern Daylight Time, the Company shall pay to Parent in cash $5,000,000, by wire transfer to an account designated in writing by Parent. Such payment is due and payable upon execution of this Amendment, is subject to no conditions and shall be paid by no later than 5:00 p.m., Eastern Daylight Time, on July 17, 2003.

         4. Terms. Terms used herein but not defined herein shall have the definitions specified in the Agreement.

         5. Provisions of Agreement Not Otherwise Modified. Except as specifically amended by this Agreement, the Agreement remains in full force and effect, including without limitation Section 7.3 of the Agreement (it being understood and agreed that the payment pursuant to this Amendment is in addition to the Termination Fee, the terms of which are governed by Section 7.3).

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have executed this Amendment, by their duly authorized officers, as of the day and year first above written.

                                BERKSHIRE HATHAWAY INC.


                                By:  /s/ Marc D. Hamburg
                                     ------------------------------------------
                                     Marc D. Hamburg
                                     Vice President and Chief Financial Officer

                                B MERGER SUB INC.


                                By:  /s/ Marc D. Hamburg
                                     ------------------------------------------
                                     Marc D. Hamburg
                                     President

                                CLAYTON HOMES, INC.



                                By:  /s/ Kevin T. Clayton
                                     ------------------------------------------
                                     Kevin T. Clayton
                                     President and Chief Executive Officer